2188960.v1 HERITAGE FINANCIAL CORPORATION DEFERRED COMPENSATION PLAN PARTICIPATION AGREEMENT - ADDENDUM This Participation Agreement Addendum (“Addendum”) is hereby entered into by and between HERITAGE FINANCIAL CORPORATION (the “Company”) and Jeffrey Deuel an employee of the Company (the “Participant,” and together with the Company, the “Parties”). RECITALS A. The Company has adopted the Heritage Financial Corporation Deferred Compensation Plan, effective July 1, 2012, as amended and restated August 29, 2012 (the “Plan”); B. The Parties entered into a Participation Agreement, dated July 1, 2012 as amended by the Participation Agreement – Addendums dated December 19, 2016 and November 4, 2019 (the “Participation Agreement”); C. The Committee has determined that the Participation Agreement should be extended pursuant to this Addendum to provide additional benefits to the Participant for the 2023, 2024 and 2025 calendar years; and D. This Addendum is attached to and made a part of the Participation Agreement, incorporates all defined terms therein unless otherwise defined herein, and in the event of any conflict between the terms contained in this Addendum and the terms contained in the Participation Agreement, the terms contained in this Addendum shall supersede and control the obligations and liabilities of the Parties. AGREEMENT In consideration of the foregoing and the mutual promises and covenants of the parties hereto set forth in this Addendum, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby expressly covenant and agree as follows: Section 1. Company Contributions. The Company shall continue to make a Company Contribution for Plan Years 2023, 2024, and 2025, on the same terms and conditions set forth in the Participant Agreement, with the performance metrics and targets in connection with such Company Contributions for such Plan Years to be established in the sole discretion of the Committee, following consultation with the Chief Executive Officer of the Company. Section 2. Entire Agreement. This Addendum, in addition to the Participation

2188960.v1 Agreement and the Plan, constitutes the entire agreement between the Parties concerning the subject matter hereof, and supersedes all prior negotiations, undertakings, agreements, and arrangements with respect thereto, whether written or oral. IN WITNESS WHEREOF, the Company and the Participant have duly executed this Addendum as of the date set forth below. HERITAGE FINANCIAL CORPORATION By: /S/ Ann Watson ANN WATSON Its: Director and Compensation Committee Chair PARTICIPANT /S/ JEFFREY J. DEUEL JEFFREY J. DEUEL Date: November 8, 2022